Item 77Q-3     Morgan Stanley Variable Investment Series -
Information Portfolio (the "Portfolio")

On February 6, 2006, the Board of Trustees approved a Plan
of Liquidation and Dissolution (the "Plan") with respect to
the Portfolio.  The Plan is hereby incorporated by reference to Exhibit A of the Proxy Statement included in DEFR14A
filed via EDGAR on April 4, 2006.